SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NUOASIS GAMING, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   95-4176781
                        (IRS Employer Identification No.)


                2 Park Plaza, Suite 470, Irvine California 92714
          (Address of Principal Executive Offices, including ZIP Code)

Consulting or Employment Agreements with NuVen Advisors, Inc., Steven Dong, Fred
G. Luke, OTC Communications, Structure America, Inc., Archer & Weed, John D. Desbrow, Paula Amanda, Norma McLean; and; Skjerven, Morril, MacPherson, Franklin & Friel, L.L.P. (Full title of the plan)


       Joseph Monterosso, 2 Park Plaza, Suite 470, Irvine California 92614
                     (Name and address of agent for service)

                                 (714) 833-5382
          (Telephone number, including area code, of agent for service)

                                                        [NUOGAM\FS8:MAY97.FS8]-3


                         CALCULATION OF REGISTRATION FEE

                                                                                 Proposed
                                                         Proposed                 Maximum               Amount of
   Title of Securities          Amount of            Maximum Offering            Aggregate            Registration
    to be Registered              Shares            Price Per Share(1)       Offering Price(1)             Fee
                             to be Registered
------------------------     --------------------   ----------------------   ----------------------   -----------------

$.01 par value
Common Stock                             787,180                    $0.23               $184,987                 $63.79
$.01 par value
Common Stock                             237,500                    $0.23                $55,813                 $19.25
$.01 par value
Common Stock                             198,715                    $0.23                $46,698                 $16.10
$.01 par value
Common Stock                             365,605                    $0.23                $85,917                 $29.63
$.01 par value
Common Stock                           1,100,000                    $0.23               $258,500                 $89.14
$.01 par value
Common Stock                             131,470                    $0.23                $30,895                 $10.65
$.01 par value
Common stock                             102,030                    $0.23                $23,977                  $8.27
$.01 par value
Common Stock                              19,404                    $0.23                 $4,560                  $1.57
$.01 par value
Common Stock                              63,860                    $0.23                $15,007                  $5.17
$.01 par value
Common Stock                             703,540                    $0.23               $165,332                 $57.01
$.01 par value
Common stock
underlying options                       275,000                    $0.12                $33,000                 $11.37
$.01 par value
Common stock
underlying options                       275,000                    $0.12                $33,000                 $11.37
$.01 par value
Common stock
underlying options                     2,000,000                    $0.12               $240,000                 $82.72
$.01 par value
Common Stock
underlying options                     2,131,176                    $0.12               $255,741                 $88.14
$.01 par value
Common Stock
underlying options                     1,000,000                    $0.12               $120,000                 $41.36

                   TOTALS              9,390,480                       --             $1,553,428                $535.66


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement or (b) the price at which the options described herein may be exercised.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

                                   PROSPECTUS

              NUOASIS GAMING, INC. (formerly E.N. PHILLIPS COMPANY)
                2 Park Plaza, Suite 470, Irvine California 92614
                                 (714) 833-5382

                       (9,390,480 SHARES OF COMMON STOCK)



         This Prospectus relates to the offer and sale by NuOasis Gaming, Inc., a Delaware corporation (the "Company"), of shares of its $.01 par value per share common stock (the "Common Stock") to certain consultants (the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 3,709,304 shares of the Common Stock in consideration for services rendered (the "Fee Shares") and to be performed under the agreements and 5,681,176 shares underlying options to purchase Common Stock (the "Option Shares").

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, 2,874,294 Fee Shares and 5,681,176 Option Shares of Common Stock are being sold to "affiliates" of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company. The "affiliates" of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").

The Common Stock is listed on the OTC bulletin board under the symbol "NUOG".

                                ----------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                   The date of this Prospectus is May 12, 1997

                                                        [NUOGAM\FS8:MAY97.FS8]-3

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: NuOasis Gaming, Inc. 2 Park Plaza, Suite 470, Irvine California 92614 Telephone (714) 833-5382.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

                                TABLE OF CONTENTS


INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS ......................6

ITEM 1. PLAN INFORMATION ..................................................6

   GENERAL INFORMATION ....................................................6

   The Company ............................................................6

   Purposes ...............................................................6

   Common Stock ...........................................................6

   The Consultants ........................................................6

   No Restrictions on Transfer ............................................6

   Tax Treatment to the Consultant ........................................6

   Tax Treatment to the Company ...........................................7

   Restrictions on Resales ................................................7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION ............7

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION .......7

   Legal Opinion and Experts ..............................................8

   Indemnification of Officers and Directors ..............................8

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT ........................8

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE ...........................8

ITEM 4. DESCRIPTION OF SECURITIES .........................................8

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL ............................9

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS ........................9

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED ...............................10

ITEM 8. EXHIBITS ..........................................................10

ITEM 9. UNDERTAKINGS ......................................................12

SIGNATURES ................................................................14

EXHIBIT INDEX .............................................................15

                                                        [NUOGAM\FS8:MAY97.FS8]-3

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

GENERAL INFORMATION

The Company
         The Company has its principal executive offices at: 2 Park Plaza, Suite 470, Irvine California 92614 Telephone (714) 833-5382.

Purposes
         The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock
         The Board has authorized the issuance of up to 9,390,480 shares of the Common Stock to the Consultants upon effectiveness of this Registration Statement.

The Consultants
         The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer
         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant
         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

Tax Treatment to the Company
         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales
         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.


DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10- QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-K filing, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: NuOasis Gaming, Inc. 2 Park Plaza, Suite 470, Irvine California 92614 Telephone (714) 833-5382.

Legal Opinion and Experts
         Archer &. Weed has rendered an opinion on the validity of the securities being registered. Archer & Weed is not an "affiliate" of the Company. Archer & Weed will receive 164,337 shares registered herein.

         The financial statements of NuOasis Gaming, Inc. incorporated by reference in the Company's Annual Report (Form 10-KSB) for the year ended June 30, 1996 have been audited by Raimondo, Pettit & Glassman, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

Indemnification of Officers and Directors
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a) Registrant's latest Annual Report,  whether filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


Item 4.           Description of Securities

         No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.


Item 5.           Interests of Named Experts and Counsel

         None.


Item 6.                    Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees, or agents of the Company against expenses, including attorney's fees, actually and reasonably incurred by such persons in connection with the defense of any action, suit or proceeding in which such person is a party by reason of his being or having been a director, officer, employee, or agent of the Company, or of any corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the Registrant, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the

                                                        [NUOGAM\FS8:MAY97.FS8]-3
corporation, and with respect to any criminalaction or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further (if corporation) that he shall not have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation (unless the court determines that indemnity would nevertheless be proper under the circumstances). These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933. In addition, Section 102(b)(7) of the Delaware General Corporation Law and the Company's Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company' Certificate of Incorporation and By-Laws contain provisions that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director involving any act or omission of such director other than (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) -
(iv) of the proceeding sentence.

         These provisions will not affect the validity of injunctive relief against directors of the Company (although such relief may not always be available as a practical matter) nor will it limit directors liability for violations of federal securities laws.


Item 7.           Exemption from Registration Claimed

                  Not applicable.


Item 8.           Exhibits

         (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         1.               Not required.
         2.               Not required.
         3.               Not required.
         4.               Not applicable.
         5. Opinion of Archer & Weed regarding the legality of the securities registered.
         6.               Not required.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

         7.               Not required.
         8.               Not required.
         9.               Not required.
         10.              A.        Consulting  Agreement  with  NuVen Advisors,
                                    Inc.(1)
                          B.        Consulting Agreement with Steven H.  Dong
                                    (2)
                          C.        Employment Agreement with Fred G.  Luke (1)
                          D.        Consulting Agreement with OTC Communications
                                    (3)
                          E.        Consulting Agreement with Structure America,
                                    Inc.(2)
                          F.        Fee Agreement with Archer & Weed (4)
                          G.        Consulting Agreement with John D.  Desbrow
                                    (2)
                          H.        Fee Agreement with Skjerven, Morrill,
                                    MacPherson, Franklin & Freil, L.L.P.
                          I.        Consulting Agreement with Paula Amanda
                          J.        Consulting Agreement with Norma McLean
         11.              Not required.
         12.              Not required.
         13.              Not required.
         14.              Not required.
         15.              Not required.
         16.              Not required.
         17.              Not required.
         18.              Not required.
         19.              Not required.
         20.              Not required.
         21.              Not required.
         22.              Not required.
         23.              Not required.
         24.1             Consent   of   Archer   &  Weed,  special  counsel  to
                          registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
         24.2             Consent of Raimondo, Pettit & Glassman
         25.              Not applicable.
         26.              Not applicable.
         27.              Not applicable.
         28.              Not applicable.
         29.              Not applicable.
         ------------------------------------------

(1) Previously filed by the Registrant on January 18, 1996 in its Annual Report on Form 10KSB for the fiscal year ended September 30, 1995.

(2) Previously filed by the Registrant on November 22, 1996 in its Annual Report on Form 10KSB for the fiscal year ended June 30, 1996.

(3) Previously filed by the Registrant in a Registration Statement on Form S-8 filed December 7, 1994, File No. 33-87102.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

(4) Previously filed by the Registrant in a Registration Statement on Form S-8 filed May 3, 1995, File No. 33-91862.


Item 9.           Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                    (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                    (ii) reflect in the  prospectus  any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                    (iii)include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause

                                                        [NUOGAM\FS8:MAY97.FS8]-3
                  to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Irvine, State of California on the 12th day of May , 1997.

                                        NUOASIS GAMING, INC.
                                        (Registrant)

                                        By:  /s/  Joe Monterosso
                                             ----------------------------------
                                                  Joe Monterosso,
                                                  President and Director

                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke, Director

                                        By:  /s/  Paula Amanda
                                             ----------------------------------
                                                  Paula Amanda, Director



         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

          Signatures               Title                         Date
          -------------------      ------------------------      ------------

          /s/  Joe Monterosso      President and Director        May 12, 1997
               --------------
               Joe Monterosso

          /s/  Steven H. Dong      Chief Financial Officer       May 12, 1997
               --------------      and Principal Accounting
               Steven H. Dong      Officer

                                                        [NUOGAM\FS8:MAY97.FS8]-3

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


     Exhibit
    Number in
   Registration
    Statement       Description
   ------------     -----------------------------------------------------------

        5.          Opinion of Counsel

       10.          A. Consulting Agreement with NuVen Advisors, Inc.(1)

                    B. Consulting Agreement with Steven H.  Dong (2)

                    C. Employee Agreement with Fred G.  Luke (1)

                    D. Consulting Agreement with OTC Communications (3)

                    E. Consulting Agreement with Structure America, Inc.(2)

                    F. Fee Agreement with Archer & Weed (4)

                    G. Consulting Agreement with John D.  Desbrow (2)

                    H. Fee   Agreement   with   Skjerven,  Morrill,  MacPherson,
                       Franklin & Freil, L.L.P

                    I. Consulting Agreement with Paula Amanda

                    J. Consulting Agreement with Norma McLean

       24.1         Consent of Richard O. Weed to Use of Opinion

       24.2         Consent of Raimondo Pettit & Glassman
-------------------------------------------------------------------------------

(1) Previously filed by the Registrant on January 18, 1996 in its Annual Report on Form 10KSB for the fiscal year ended September 30, 1995.

(2) Previously filed by the Registrant on November 22, 1996 in its Annual Report on Form 10KSB for the fiscal year ended June 30, 1996.

(3) Previously filed by the Registrant in a Registration Statement on Form S-8 filed December 7, 1994, File No. 33-87102.

(4) Previously filed by the Registrant in a Registration Statement on Form S-8 filed May 3, 1995, File No. 33-91862.

                                                        [NUOGAM\FS8:MAY97.FS8]-3

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